Exhibit 32(i)
CLARCOR Inc.
Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     We hereby certify that the accompanying Quarterly Report of CLARCOR Inc. on Form 10-Q for the fiscal quarter ended March 1, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of CLARCOR Inc.

March 25, 2008	By	/s/ Norman E. Johnson

(Date)		Norman E. Johnson
Chairman of the Board, President and
Chief Executive Officer

March 25, 2008	By	/s/ Bruce A. Klein

(Date)		Bruce A. Klein
Vice President — Finance and
Chief Financial Officer